Exhibit 99.1

Date:	March 21, 2013
For Release:	Immediate
Contact:	Investor Contact:
	Neal E. Murphy	Joseph Hassett, SVP
	Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces
Fourth Quarter and Fiscal Year End Financial Results

•   Record Fiscal 2013 Net Sales of $110 Million, Up 10% Over Fiscal 2012
•   Fiscal 2013 Earnings Per Share Increase 15% to $0.55

Harleysville, PA, March 21, 2013 – Met-Pro Corporation (NYSE: MPR-News) today announced the Company’s financial results for the fourth quarter and fiscal year ended January 31, 2013.

Net sales for the fiscal year ended January 31, 2013 were a record $109.9 million, up 10% from $100.2 million in fiscal 2012. Net income for fiscal 2013 totaled $8.0 million, or $0.55 per share, increases of 13% and 15%, respectively, compared with net income of $7.1 million, or $0.48 per share, for fiscal 2012.

Net sales for the fourth quarter ended January 31, 2013 were $27.0 million compared with net sales of $28.4 million for the same quarter last year, a decrease of 5%. Net income for the fourth quarter of fiscal 2013 totaled $2.4 million, or $0.16 per share, increases of 11% and 7%, respectively, compared with net income of $2.1 million, or $0.15 per share, for the same period last year.

New orders for the fiscal year ended January 31, 2013 were $106.2 million compared with $110.9 million for the prior fiscal year, down 4%.

New orders for the fourth quarter totaled $23.2 million, an 18% decrease compared with $28.3 million for the fourth quarter last year, reflecting both Met-Pro’s quarterly variability from receipt of new orders and the hesitation in releasing capital orders that characterized the last few months of the year. As a result, the Company’s backlog of orders totaled $24.9 million as of January 31, 2013, compared with $28.4 million as of the same point last year, a decrease of 12%.

“The global strength of the Met-Pro brands and a more strategic sales and marketing effort enabled us to improve our penetration of targeted growth markets and increase net sales at a double-digit rate to record levels in fiscal 2013,” commented Raymond J. De Hont, Met-Pro’s Chief Executive Officer and President. “Fiscal year earnings increased for the third consecutive year, as our sales and marketing strategy together with the productivity and efficiency enhancements implemented within our organization continued to gradually translate into improved overall financial performance. In the fourth quarter, gross margins were up while total selling, general and administrative expenses as a percentage of sales were down, indicative of the continued, steady progress being achieved within our operations. We are pleased with the fiscal 2013 results and the progress we have made in improving our overall financial performance. Our pipeline of potential opportunities allows us to remain optimistic regarding our full year fiscal 2014 prospects.”

On December 20, 2012, the Company’s Board of Directors declared a quarterly dividend of $0.0725 per share, representing a 2% increase compared to the dividend for the same quarter a year ago. The dividend was paid on March 15, 2013 to shareholders of record at the close of business on March 1, 2013. This is the twenty-second consecutive year that Met-Pro Corporation has paid a cash dividend.

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Mr. De Hont and Neal E. Murphy, Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, March 21, 2013, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/news/news-releases prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In Number 877-818-7738 or the International Dial-In Number 706-643-9333 (Conference ID 13646242) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until April 4, 2013. To access the taped replay, call the US/Canada Dial-In Number 855-859-2056 or the International Dial-In Number 404-537-3406 and enter Conference ID 13646242.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013 as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation and Subsidiaries
Consolidated Statements of Income

	Three Months Ended January 31,		Fiscal Years Ended January 31,
	2013	2012	2013	2012
Net sales	$26,976,263	$28,397,015	$109,941,922	$100,161,392
Cost of goods sold	17,502,385	18,558,042	72,154,899	64,792,385
Gross profit	9,473,878	9,838,973	37,787,023	35,369,007
Operating expenses
Selling	2,657,725	3,232,916	11,818,299	12,017,123
General and administrative	3,355,086	3,323,454	14,090,913	12,760,600
Total selling, general and administrative	6,012,811	6,556,370	25,909,212	24,777,723
Income from operations	3,461,067	3,282,603	11,877,811	10,591,284

Interest expense	(40,338)	(45,319)	(166,206)	(191,181)
Other income	38,294	44,560	154,076	434,207
Income before taxes	3,459,023	3,281,844	11,865,681	10,834,310

Provision for taxes	1,083,232	1,132,770	3,820,458	3,700,609

Net income	$2,375,791	$2,149,074	$8,045,223	$7,133,701

Basic earnings per share	$.16	$.15	$.55	$.49
Diluted earnings per share	$.16	$.15	$.55	$.48

Average common shares outstanding:
Basic shares	14,684,220	14,660,673	14,685,038	14,662,055
Diluted shares	14,734,811	14,776,606	14,738,035	14,774,692

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Met-Pro Corporation and Subsidiaries
Consolidated Balance Sheets

	January 31, 2013	January 31, 2012
Assets
Current assets
Cash and cash equivalents	$33,305,908	$34,581,394
Short-term investments	1,022,266	764,061
Accounts receivable, net of allowance for doubtful accounts of $288,102 and $491,138, respectively	19,094,589	17,373,121
Inventories	17,870,720	17,847,143
Prepaid expenses, deposits and other current assets	1,848,049	1,683,486
Deferred income taxes	1,043	186,329
Total current assets	73,142,575	72,435,534

Property, plant and equipment, net	19,499,593	19,322,436
Goodwill	20,798,913	20,798,913
Other assets	2,814,100	2,952,332
Total assets	$116,255,181	$115,509,215

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$369,622	$657,216
Accounts payable	6,081,691	7,684,739
Accrued salaries, wages and benefits	1,775,438	1,827,603
Other accrued expenses	2,780,051	2,357,929
Dividend payable	1,068,862	1,042,297
Customers’ advances	1,397,553	3,232,600
Total current liabilities	13,473,217	16,802,384

Long-term debt	2,269,885	2,687,971
Accrued pension retirement benefits	9,652,313	10,618,047
Other non-current liabilities	58,589	56,391
Deferred income taxes	2,118,801	1,522,451
Total liabilities	27,572,805	31,687,244
Commitments and contingencies
Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares authorized, 15,928,679 shares issued, of which 1,231,824 and 1,250,051 shares were reacquired and held in treasury	1,592,868	1,592,868
Additional paid-in capital	4,899,188	4,058,735
Retained earnings	100,054,279	96,228,764
Accumulated other comprehensive loss	(7,613,536)	(7,718,883)
Treasury shares, at cost	(10,250,423)	(10,339,513)
Total shareholders’ equity	88,682,376	83,821,971
Total liabilities and shareholders’ equity	$116,255,181	$115,509,215

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Met-Pro Corporation and Subsidiaries
Consolidated Business Segment Data

	Three Months Ended January 31,		Fiscal Years Ended January 31,
	2013	2012	2013	2012
Net sales
Product Recovery/Pollution Control Technologies	$11,762,106	$13,716,876	$49,061,038	$43,568,042
Fluid Handling Technologies	9,343,964	8,956,997	37,693,475	33,264,149
Mefiag Filtration Technologies	3,563,496	3,314,685	12,975,840	12,945,610
Filtration/Purification Technologies	2,306,697	2,408,457	10,211,569	10,383,591
	$26,976,263	$28,397,015	$109,941,922	$100,161,392
Income (loss) from operations
Product Recovery/Pollution Control Technologies	$1,012,368	$663,688	$1,033,954	$1,198,674
Fluid Handling Technologies	2,094,842	2,330,691	9,959,229	8,220,768
Mefiag Filtration Technologies	386,594	263,014	805,932	780,586
Filtration/Purification Technologies	(32,737)	25,210	78,696	391,256
	$3,461,067	$3,282,603	$11,877,811	$10,591,284

			January 31, 2013	January 31, 2012
Identifiable assets
Product Recovery/Pollution Control Technologies			$37,932,865	$36,444,763
Fluid Handling Technologies			20,093,881	19,290,035
Mefiag Filtration Technologies			15,643,078	14,017,572
Filtration/Purification Technologies			8,011,212	8,368,652
			81,681,036	78,121,022
Corporate			34,574,145	37,388,193
			$116,255,181	$115,509,215

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Met-Pro Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	Fiscal Years Ended January 31,
	2013	2012
Cash flows from operating activities
Net income	$8,045,223	$7,133,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,022,450	1,914,418
Deferred income taxes	855,679	1,197,654
Loss on sales of property and equipment, net	2,176	102,386
Stock-based compensation	903,933	744,306
Allowance for doubtful accounts	(203,036	46,986
Changes in operating assets and liabilities:
Accounts receivable	(1,424,056)	(2,173,195)
Inventories	62,511	(2,450,559)
Prepaid expenses, deposits and other assets	(476,387)	(350,416)
Accounts payable and accrued expenses	(1,423,633)	3,116,045
Customers’ advances	(1,835,262)	2,323,603
Accrued pension retirement benefits	(1,247,317)	(2,647,339)
Other non-current liabilities	2,197	2,197
Net cash provided by operating activities	5,284,478	8,959,787

Cash flows from investing activities
Proceeds from sale of property and equipment	-	33,566
Acquisitions of property and equipment	(1,997,489)	(2,097,233)
Purchases of investments	(1,022,266)	(1,010,535)
Proceeds from maturities of investments	1,258,596	497,155
Net cash used in investing activities	(1,761,159)	(2,577,047)

Cash flows from financing activities
Proceeds from new borrowings	224,336	477,692
Reduction of debt	(877,645)	(727,399)
Exercise of stock options	296,108	152,970
Payment of dividends	(4,193,142)	(3,943,332)
Purchase of treasury shares	(289,868)	(167,534)
Net cash used in financing activities	(4,840,211)	(4,207,603)
Effect of exchange rate changes on cash	41,406	5,443

Net (decrease) increase in cash and cash equivalents	(1,275,486)	2,180,580

Cash and cash equivalents at February 1	34,581,394	32,400,814
Cash and cash equivalents at January 31	$33,305,908	$34,581,394

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